Exhibit 32.2

                          CERTIFICATION PURSUANT TO
                           18 U.S.C. SECTION 1350,
                           AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of NBTY, Inc. (the "Company") on Form 10-K for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Harvey Kamil, President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. [SECTION] 1350, as adopted pursuant to [SECTION] 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Harvey Kamil

Harvey Kamil
President and Chief Financial Officer
December 16, 2003

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to NBTY, Inc. and will be retained by NBTY, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.


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